Exhibit 99.2

Media Relations Department P.O. Box 1734, Atlanta, Georgia 30301 Telephone (404) 676-2121

FOR IMMEDIATE RELEASE	Contact:	Steve Leroy
Brussels
+32 2 5592333

Ben Deutsch
Atlanta
+1 404 676-2683

THE EUROPEAN COMMISSION ADOPTS A COMMITMENT DECISION CONCERNING THE COCA-COLA COMPANY’S COMMERCIAL PRACTICES IN THE EUROPEAN ECONOMIC AREA

ATLANTA/BRUSSELS, June 22, 2005 — The European Commission announced today that it had adopted a Commitment Decision concerning the commercial practices of The Coca-Cola Company and its bottlers in the European Economic Area.

The Decision taken today is based on an Undertaking that The Coca-Cola Company and its major European bottlers filed with the Commission in October 2004.  Today’s Decision, which follows consultation with the European Commission and the National Competition Authorities of the EU Member States, completes that procedure.  The Undertaking will apply across 27 countries in Europe, in all channels of distribution where the carbonated soft drinks of The Coca-Cola Company account for over 40% of national sales and twice the nearest competitor’s share.

Mr. Neville Isdell, Chairman and Chief Executive Officer of The Coca-Cola Company, commented:  “We welcome today’s decision, which marks the conclusion of a six-year investigation.  Throughout the process, we and our European bottlers have been committed to a constructive dialogue with the Commission Services and to finding solutions that would meet the Commission’s concerns.  As a result of the Commission’s Commitment Decision, which follows

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the draft Undertaking that we submitted last October to former Commissioner Monti, we now have clarity regarding the application of European competition rules to our commercial practices in the European Economic Area.”

The Coca-Cola Company

The Coca-Cola Company is the world’s largest beverage company. Along with Coca-Cola, recognized as the world’s most valuable brand, The Coca-Cola Company markets four of the world’s top five soft drink brands, including Diet Coke, Fanta and Sprite, and a wide range of other beverages, including diet and light soft drinks, waters, juices and juice drinks, teas, coffees and sports drinks. Through the world’s largest beverage distribution system, consumers in more than 200 countries enjoy the Company’s beverages at a rate exceeding 1 billion servings each day. For more information about The Coca-Cola Company, please visit our website at www.coca-cola.com.

Forward-Looking Statements

This report contains statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The  Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, changes in economic and political conditions, including civil unrest and product boycotts; changes in the nonalcoholic beverages business environment, including actions of competitors and changes in consumer preferences, including changes based on health and nutrition considerations and obesity concerns; foreign currency and interest rate fluctuations and other capital and financial market conditions; adoption of mandatory deposit, recycling, eco-tax and/or product stewardship laws or regulations; adoption of significant additional labeling or warning requirements; changes in commercial or market practices and business models within the European Union; litigation uncertainties; adverse weather conditions; the effectiveness of our advertising and marketing programs; fluctuations in the cost and availability of raw materials or necessary services; our ability to avoid production output disruptions; our ability to effectively align ourselves with our bottling system; regulatory and legal changes; our ability to penetrate developing and emerging markets; the availability and quality of water; our ability to achieve earnings forecasts; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.  The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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